Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the registration statement on Form S-3 of Trilogy Metals Inc. of our report dated February 8, 2019 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Trilogy Metals Inc., which appears in Trilogy Metals Inc.’s Annual Report on Form 10K for the year ended November 30, 2018.

(Signed) “PricewaterhouseCoopers LLP”

Chartered Professional Accountants
Vancouver, Canada

October 10, 2019